Exhibit 99.1

Athlon Acquisition Corp.

Audit Committee Charter

A.	Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Athlon Acquisition Corp. (the “Company”) is to assist the Board with its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence, and performance of the Company’s independent registered public accounting firm (the “independent auditor”), (iv) the performance of the Company’s internal audit function, if and when implemented, and (v) risk assessment and risk management. The Committee is also responsible for preparing the report required by the Securities and Exchange Commission (the “Commission”) rules to be included in the Company’s proxy statement for the annual meeting of stockholders. This Charter sets forth the composition, authority, and responsibilities of the Committee.

B.	Composition

1.	Membership and Appointment

The Committee shall be composed of at least three members, with the exact number to be determined by the Board except as otherwise permitted under the rules of The Nasdaq Stock Market LLC (the “Exchange”, as such may be amended from time to time (the “Rules”)). Each member of the Committee shall be appointed by the Board and may be removed by the Board in its sole discretion. Each member shall serve until his or her resignation, retirement, removal by the Board, and/or until his or her successor is appointed.

2.	Qualifications

Each member of the Committee shall be (i) an “independent director” as defined under the Rules, except as may otherwise be permitted by or otherwise satisfy the requirements of such Rules and (ii) “independent” as set forth in Rule 10A-3(b)(1) promulgated under Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as may otherwise be permitted by or otherwise satisfy the requirements of such Rule 10A-3(b)(1). Members of the Committee must also meet the following additional qualifications:

•	Each member will be able to read and understand fundamental financial statements and otherwise must comply with all financial literacy requirements of the Rules.

•	At least one member should be an “audit committee financial expert” under the Exchange Act.

Athlon Acquisition Corp.

Audit Committee Charter

(as of                 , 2021)

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At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience of background that leads to financial sophistication. A person who satisfies the definition of “audit committee financial expert” will also be presumed to have financial sophistication.

•	No member shall have participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years.

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No member of the Committee may simultaneously serve on the audit committees of more than three public companies (including the Company), unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and the Company discloses such determination in its proxy statement for the annual meeting of stockholders.

3.	Chairperson

The Board may designate a chairperson of the Committee. In the absence of that designation, the Committee may designate the chairperson by majority vote of the Committee’s members. The Chairperson shall set the agenda for meetings of the Committee and conduct the proceedings of meetings of the Committee.

C.	Responsibilities & Duties

The principal responsibilities and duties of the Committee in serving the purposes outlined in “Purpose” above are set forth below. These duties are set forth as a guide with the understanding that the Committee will carry them out in a manner that is appropriate given the Company’s needs and circumstances. The Board or Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1.	Select and Hire the Independent Auditor

Be directly responsible for appointing, compensating, retaining, overseeing and, where appropriate, replacing the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company. The independent auditor will report directly to the Committee. The Committee has sole authority to approve the hiring and discharging of the independent auditor, all audit engagement fees and terms, and all permissible non-audit engagements with the independent auditor. Although the Committee has the sole authority to appoint the independent auditor, the Committee will recommend that the Board ask the stockholders of the Company, at their annual meeting, to ratify the Committee’s selection of the independent auditor.

Athlon Acquisition Corp.

Audit Committee Charter	2

(as of                 , 2021)

2.	Supervise and Evaluate the Independent Auditor

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Oversee and, at least annually, evaluate the qualifications and performance of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, which evaluation shall include a review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Committee should take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

•	Review and resolve any disagreements that may arise between management and the independent auditor regarding financial reporting or internal control over financial reporting.

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At least annually, obtain and review a report by the independent auditor that describes (i) the independent auditor’s internal quality control procedures, and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding any independent audit performed by the independent auditor, and any steps taken to deal with any such issues.

3.	Evaluate the Independence of the Independent Auditor

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At least annually, obtain and review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, and review and discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

•	Review and discuss with the independent auditor, at least annually, any relationships or services (including permissible non-audit services) that may affect its objectivity and independence.

•	Oversee the rotation of the independent auditor’s lead audit and concurring partners, and the rotation of other audit partners, with applicable time-out periods, in accordance with applicable law.

•	Consider, on a periodic basis, whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent auditing firm.

•	Take appropriate action to oversee the independence of the independent auditor.

4.	Approve Audit and Non-Audit Services and Fees

•	Review and approve, in advance, the scope and plans for the audits and the audit fees.

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Approve in advance (or, where permitted under the rules and regulations of the Commission, subsequently) all non-audit and tax services to be performed by the independent auditor that are not otherwise prohibited by law or regulations and any associated fees.

Athlon Acquisition Corp.

Audit Committee Charter	3

(as of                 , 2021)

The Committee shall also approve all audit, non-audit, and tax services that may be provided by other registered public accounting firms. The Committee may, in accordance with applicable law, establish pre-approval policies and procedures for the engagement of independent accountants to render services to the Company.

5.	Review Financial Statements

Review and discuss the following with management, the internal auditors, and the independent auditor, as applicable:

•	The annual audit plan and scope of audit activities and monitor such plan’s progress.

•	The scope and timing of the annual audit of the Company’s financial statements.

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The Company’s annual audited and quarterly unaudited financial statements and annual and quarterly reports on Forms 10-K and 10-Q, including the disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	The results of the independent audit and the quarterly reviews of the Company’s financial statements, and the independent auditor’s opinion on the audited financial statements.

•	The reports and certifications regarding internal control over financial reporting and disclosure controls and procedures.

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Major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

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Analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements.

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

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Any problems or difficulties the independent auditor encountered in the course of its audit work, including any restrictions on the scope of the auditor’s activities or on access to requested information, and management’s response.

•	Any significant disagreements between management and the independent auditor.

Athlon Acquisition Corp.

Audit Committee Charter	4

(as of                 , 2021)

6.	Reports and Communications from the Independent Auditor

Review and discuss reports from the independent auditor, including any matters required to be communicated to the Committee under generally accepted auditing standards and other legal or regulatory requirements.

7.	Financial Activities

Review and oversee the Company’s cash management, investing activities, and tax planning and compliance, and approve policies related to these matters, if any.

8.	Audit Committee Report

Prepare the report of the Committee that Commission rules require to be included in the Company’s proxy statement for the annual meeting of stockholders.

9.	Earnings Press Releases and Earnings Guidance

Review, in general, earnings press releases, and review and discuss with management and the independent auditors policies with respect to earnings press releases and the type and presentation of information to be included therein (with particular attention to any use of “pro forma” or “adjusted” non-GAAP information), financial information and earnings guidance provided to the public, analysts, and rating agencies.

10.	Internal Controls

Review and discuss with management, the internal auditors, if applicable, and the independent auditor the adequacy and effectiveness of the Company’s internal controls, including any changes, significant deficiencies or material weaknesses in those controls reported by the independent auditor, the internal auditors, if applicable, or management and any special audit steps adopted in light of any material control deficiencies, and any fraud, whether or not material, that involves management or other Company employees who have a significant role in the Company’s internal controls.

11.	Disclosure Controls and Procedures

Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures.

12.	Internal Audit

•	Review the appointment and replacement of the senior internal auditing executive.

Athlon Acquisition Corp.

Audit Committee Charter	5

(as of                     , 2021)

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Discuss with the independent auditor and management the responsibilities, budget, and staffing of the Company’s internal audit function and any recommended changes in the planned scope of the internal audit.

•	Review and discuss with the internal auditor the results of the internal audit, significant issues in internal audit reports, and responses by management.

•	Review and discuss the performance and effectiveness of the internal audit function.

13.	Legal and Regulatory

Review, with counsel, legal or regulatory matters that could have a material impact on the Company’s financial statements.

14.	Complaints

Establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company reporting accounting, internal accounting controls, or auditing matters, as well as for confidential and anonymous submissions by the Company’s employees concerning questionable accounting or auditing matters.

15.	Risk Assessment and Risk Management

Oversee the management of risks associated with the Company’s financial reporting, accounting, and auditing matters, including the Company’s guidelines and policies with respect to risk assessment and risk management.

16.	Related Party Transactions

Review and oversee all transactions between the Company and a related person (as defined in Item 404 of Regulation S-K), in accordance with the Company’s policies and procedures.

17.	Company Hiring of Auditor Personnel

Set hiring policies with regard to the Company hiring employees and former employees of the independent auditor and oversee compliance with such policies.

18.	Committee Charter Review

Review and reassess the adequacy of this charter annually and will submit any recommended changes to the charter to the Board for approval.

19.	Performance Review

Review and evaluate the performance of the Committee on an annual basis.

Athlon Acquisition Corp.

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(as of                     , 2021)

D.	Meetings and Procedures

1.	Meetings

The Committee will meet at least once each fiscal quarter at such times and places as the Committee determines. The chairperson of the Committee shall preside at each meeting and approve the meeting’s agenda, and any other member present may suggest items for consideration. The CEO shall be notified of the Committee’s meeting schedule and the agenda of each meeting. If a chairperson is not designated or present, an acting chair may be designated by the Committee members present. The Committee shall maintain written minutes of its meetings, which shall be filed with the minutes of the meetings of the Board. The Committee shall meet periodically with members of management as deemed appropriate, the internal auditor, if and when appointed, or other personnel responsible for the internal audit function, and the independent auditor in separate executive sessions. Each regularly scheduled meeting of the Committee should conclude with an executive session of the Committee absent members of management.

2.	Attendees

The CEO may attend each Committee meeting. The Committee may invite to its meetings any director, officer, or employee of the Company and such other persons as it deems appropriate to carry out its responsibilities. The Committee may exclude from its meetings any person it deems appropriate in order to carry out its responsibilities, including non-management directors who are not members of the Committee.

3.	Written Consent

The Committee may act by written consent (which includes electronic consent) in lieu of a meeting in accordance with the Company’s bylaws, which shall constitute a valid action of the Committee if it has been executed by each member of the Committee and shows the date of execution. Any written consent shall be effective on the date of the last signature and shall be filed with the minutes of the meetings of the Board.

4.	Reporting to the Board

Consistent with this charter, the Committee shall report regularly to the Board with respect to the Committee’s activities and recommendations, including any issues that arise with respect to the quality or integrity of the Company’s financial statements, compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function when required. The report to the Board may take the form of an oral report by the chairperson or any other member of the Committee designated by the Committee to make such report.

Athlon Acquisition Corp.

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(as of                     , 2021)

5.	Authority to Retain Advisors

The Committee shall have the authority, in its sole discretion, to retain or obtain the advice of independent legal counsel or other advisors as it determines necessary to carry out its duties. The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of such advisors, and the Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable fees to any such advisor retained by the Committee. The Company will also provide for the payment of any administrative expenses of the Committee that are necessary or appropriate in carrying out its activities.

6.	Access to Information

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibility with full access to all books, records, facilities, and personnel of the Company.

7.	Subcommittees

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate power and authority to such subcommittees as the Committee deems appropriate. Each designated subcommittee shall establish its own schedule and maintain written minutes of its meetings, which shall be filed with the minutes of the meetings of the Board. The Committee shall not delegate to a subcommittee any power or authority required by law, regulation, or listing standard to be exercised by the Committee as a whole.

8.	Compensation

Members of the Committee shall receive such fees, if any, for their service as Committee members, as determined by the Board in its sole discretion. Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

9.	Website Posting

The Committee’s charter may be made available on the Company’s website.

E.	Limitations of Committee’s Role

The Committee’s responsibility is one of oversight. The members of the Committee are not employees of the Company, and they do not perform, or represent that they perform, the functions of management or the independent auditors. The Committee relies on the expertise and knowledge of management, the internal audit function and the independent auditor in carrying

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out its oversight responsibilities. The management of the Company is responsible for preparing accurate and complete financial statements in accordance with generally accepted accounting principles and for establishing and maintaining appropriate accounting principles, financial reporting policies, and satisfactory internal control over financial reporting. The independent auditor is responsible for auditing the Company’s annual consolidated financial statements and, when applicable, the effectiveness of the Company’s internal control over financial reporting, and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to prepare or certify the Company’s financial statements; plan, conduct or guarantee the audits or reports of the independent auditors; certify that the independent auditor is “independent” under applicable rules; or assure compliance with laws and regulations or the Company’s internal policies, procedures, or controls. These are the fundamental responsibilities of management and the independent auditors.

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The Board has formed the Committee to assist the Board in directing the Company’s affairs, and this charter has been adopted in furtherance of this purpose. While this charter should be interpreted in the context of all applicable laws, regulations, and listing requirements, as well as in the context of the Company’s certificate of incorporation and bylaws, it is not intended to establish by its own force any legally binding obligations.

Athlon Acquisition Corp.

Audit Committee Charter	9

(as of                 , 2021)